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                                                                    EXHIBIT 99.4

                             Joint Filing Agreement

         Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be signed by the undersigned in separate counterparts.

Dated: April 10, 2003

                                              SERCAP HOLDINGS, LLC

                                              BY:/s/ Lawrence Stumbaugh
                                                 ----------------------
                                              NAME:  Lawrence Stumbaugh
                                              TITLE: President


                                              /s/ Guy W. Millner
                                              -------------------------
                                              GUY W. Millner

                                              /s/ Lawrence Stumbaugh
                                              -------------------------
                                              LAWRENCE STUMBAUGH